EXHIBIT 32.1
SECTION 1350 CERTIFICATION
In connection with the Quarterly Report of Hibernia Homestead Bancorp, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2010, each of the undersigned, A. Peyton Bush, III, President and Chief Executive Officer of the Company, and Donna T. Guerra, Assistant Secretary and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 15, 2010	By:	/s/ A. Peyton Bush, III A. Peyton Bush, III
President and Chief Executive Officer

Date: November 15, 2010	By:	/s/ Donna T. Guerra Donna T. Guerra
Assistant Secretary and Chief Financial Officer
A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to Hibernia Homestead Bancorp, Inc. and will be retained by Hibernia Homestead Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.